                                                                   EXHIBIT 10.49


                       CONSULTING AND NONCOMPETE AGREEMENT

         THIS CONSULTING AND NONCOMPETE AGREEMENT ("Agreement"), dated as of January 14, 2000 (the "Effective Date"), between Fresh Foods, Inc., a North Carolina corporation ("Fresh Foods"), and Charles F. Connor, Jr. ("Connor")

                              W I T N E S S E T H:

         WHEREAS, food processing is the core business of Fresh Foods, and Connor co-founded that business; and

         WHEREAS, Fresh Foods desires to engage the services of Connor as a consultant to Fresh Foods relative to its food processing business;

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Consulting Services. Fresh Foods agrees to engage Connor as a consultant as of the Effective Date, and Connor hereby accepts such engagement, in each case upon the terms and conditions set forth in this Agreement. Throughout the term of this Agreement, Connor shall report to the Chairman of the Board of Directors of Fresh Foods (or, if none exists, then the most senior executive officer of Fresh Foods) and shall perform such Consulting Services (as defined in Section 2) as the Chairman or such officer, as the case may be (the "Superior Officer"), may reasonably request.

         2. Duties. Connor shall, to the extent reasonably requested by the Superior Officer, at reasonable times and places (a) consult with and advise Fresh Foods on management of Fresh Foods' food processing business and (b) market and promote Fresh Foods' food processing business in the southeastern United States (collectively, "Consulting Services"). Connor need not devote more than twenty hours per calendar week or 500 hours per calendar year to Consulting Services. Connor is not entitled to payment of any fee or other compensation for his Consulting Services, but Fresh Foods shall reimburse him for the reasonable out-of-pocket expenses that he incurs while performing Consulting Services upon presentation of receipts or other documentation in reasonable detail.

         3. Independent Contractor. Fresh Foods and Connor hereby agree that Connor is an independent contractor, solely responsible for the manner and form in which he performs Consulting Services. Nothing contained herein shall be construed as creating an employer/employee, master/servant, principal/agent, partnership, joint venture or other similar kind of relationship. Connor agrees that he will not take any action on behalf of Fresh Foods without specific instructions from, and the prior approval of, the Superior Officer and that he does not have any right or power in any manner to bind or commit Fresh Foods to any contract or other obligation with any individual or entity except upon the specific prior written approval of the Superior Officer.

         4. Term. This Agreement shall terminate five years from the Effective Date.

         5. Compensation.

                  (a) Cash. Fresh Foods shall pay to Connor $200,000 annually for the five-year term of this Agreement, less such amounts, if any, as Fresh Foods may withhold pursuant to federal and state tax laws. Such payments shall be made monthly in the amount of $16,667.67 per month, less any applicable tax withholding, payable on the first day of each month, in sixty installments, commencing the first day of the month immediately following the Effective Date. As between the parties, Fresh Foods will determine whether and to what extent it is obligated to withhold portions of payments due to Connor pursuant to federal and state tax laws. Fresh Foods will make these determinations reasonably, in good faith and in consultation with Connor.

                  (b) Medical Benefit. For the five-year term of this Agreement, Fresh Foods will pay the entire cost of medical insurance premiums for Connor and his spouse on the same terms that Fresh Foods currently pays for its most senior executive officer.

         6. Covenant Not to Disclose Confidential Information. During Connor's prior positions with Fresh Foods and during the term of this Agreement, Connor has and will become acquainted with confidential information of Fresh Foods and its affiliates, including, but not limited to, customer names and representatives, customer files, customer lists, customer specifications and requirements, special customer matters, sales methods and techniques, merchandising concepts and plans, business plans, sources of supply and vendors, terms and conditions of business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, personnel matters and confidential processes, designs, formulas, ideas, plans, devices and materials and other similar matters that are kept confidential (any and all such information being referred to herein as "Confidential Information"). The parties agree that the use of Confidential Information against Fresh Foods would seriously damage its business. Accordingly, Connor agrees that:

                  (a) He shall not, directly or indirectly, use any Confidential Information for any purpose other than to benefit Fresh Foods except with the prior, express and written consent of Fresh Foods or as required by law;

                  (b) He shall not, directly or indirectly, divulge, publish or otherwise reveal or allow to be revealed any Confidential Information to any individual or entity except with the prior, express and written consent of Fresh Foods or as required by law;

                  (c) He shall refrain from any action or conduct that might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of any Confidential Information; and

                  (d) He shall have no right to apply for, or to obtain any patent, copyright or other form of intellectual property protection regarding, any Confidential Information.

         7. Covenant Not to Compete.

                  (a) Covenant. Connor hereby stipulates, covenants and agrees that, during the Restrictive Period (as defined below), he shall not, directly or indirectly, other than on behalf of Fresh Foods, without Fresh Foods' prior, express and written consent:

                           (i) Engage in Competition (as defined below) with
                  Fresh Foods or any of its successors or assigns; or

                           (ii) Employ or solicit the employment of any
                  individual who is, or has been, at any time during the Restrictive Period or during the twelve complete calendar months immediately preceding the Effective Date, an employee of Fresh Foods.

                  (b) Certain Definitions. As used in this Section, the following terms shall have the following meanings:

                           (i) "Business" shall mean food processing.

                           (ii) "Competition" shall mean:

                                    (1) Engaging in the Business with a Contact
                           Person;

                                    (2) Assisting any individual or entity,
                           whether in a financial, managerial, employment, advisory or other material capacity, to engage in the Business with a Contact Person; or

                                    (3) Owning any interest in, or organizing an
                           entity that engages in, the Business with a Contact Person; provided, however, that nothing herein shall preclude Connor, directly or indirectly, from holding not more than one percent of the outstanding shares of common stock of any company whose shares of common stock are listed on a national securities exchange or authorized for quotation by NASDAQ.

                           (iii) "Contact Person" shall be any customer, vendor,
                  agent or broker at any time of Fresh Foods with which or with whom Connor has contact on behalf of Fresh Foods at any time during the term of this Agreement.

                           (iv) "Restrictive Period" shall mean the five-year
                  period beginning on the Effective Date.

         8. Remedies. In the event of any breach of this Agreement, Fresh Foods and its successors and assigns shall be entitled to any and all of the following remedies in addition to such other remedies as they may have in equity or at law:

                  (a) In that a breach of this Agreement would cause damages to Fresh Foods that, although capable of estimation, would be inherently difficult to measure, Connor shall pay to Fresh Foods by bank check or other good funds, upon Fresh Foods' demand following any such breach, the amount of $500,000. Such amount shall be paid as liquidated damages for the breach and not as a penalty.

                  (b) The Restrictive Period shall be extended by any time period during which Connor is in violation of this Agreement.

In that a breach or anticipatory breach by Connor of Section 6 or 7 of this Agreement would cause irreparable damage to Fresh Foods, Fresh Foods also shall be entitled to an injunction restraining Connor from attempting to violate, violating or continuing a violation of Section 6 or 7. The existence of any claim or cause of action on the part of Connor against Fresh Foods or its successors or assigns, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of Sections 6 and 7.

         9. Acknowledgement of Adequate Consideration. The parties stipulate and agree that the payments and other benefits owed to Connor by Fresh Foods under this Agreement and the performance of Fresh Foods' obligations hereunder constitute sufficient consideration to support enforcement of the covenants of this Agreement.

         10. Acknowledgement of Reasonableness. Connor has carefully read and considered the provisions of this Agreement in consultation with attorneys of his choice and agrees that the restrictions set forth herein are fair and reasonably required for Fresh Foods' protection. In the event that any provision relating to the Restrictive Period or to Contact Persons (or both) shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographical area such court deems reasonable and enforceable under applicable law, the time period or area of restriction considered reasonable and enforceable by the court shall thereafter be the applicable Restrictive Period or to Contact Persons under this Agreement.

         11. Release by Connor and Connor Entities. For his affiliates, related parties, heirs, assigns, agents, servants and representatives (the "Connor Entities"), as well as himself, Connor does hereby release and forever discharge and acquit the affiliates, related parties, employees, officers, directors, shareholders, attorneys, accountants, agents, servants, representatives, successors and assigns of Fresh Foods (the "Fresh Foods Entities"), and Fresh Foods itself, from any and all claims, demands, actions, rights, causes of action, obligations and liabilities, known and unknown (collectively, "Claims"), that he or any of the Connor Entities has or may have against Fresh Foods or any of the Fresh Foods Entities from the beginning of time until the date of this Agreement. Without limiting the generality of the foregoing, Connor also releases and forever discharges and acquits Fresh Foods and the Fresh Foods Entities, on his own behalf and on behalf of the Connor Entities, from any and all Claims that have arisen, may have arisen or might arise at any time in the future from the status of any of them as a Company shareholder. Connor represents and warrants to Fresh Foods that neither he nor any of the Connor Entities has assigned, transferred or conveyed in any manner all, or any part, of his or its Claims against Fresh Foods or any of the Fresh Foods Entities. Connor further represents and warrants to Fresh

Foods that this Agreement is the legal, valid and binding obligation of himself and the Connor Entities, enforceable against each of them in accordance with its terms.

         12. Release by Fresh Foods. Fresh Foods does hereby release and forever discharge and acquit Connor and the Connor Entities from any and all Claims that Fresh Foods has or may have against Connor or any of the Connor Entities from the beginning of time until the date of this Agreement. Fresh Foods represents and warrants to Connor that none of the Fresh Foods Entities has any Claim against Connor or any of the Connor Entities and that neither Fresh Foods nor any of Fresh Foods Entities has assigned, transferred or conveyed in any manner all, or any part, of any Claim against Connor or any of the Connor Entities. Fresh Foods further represents and warrants to Connor that this Agreement is the legal, valid and binding obligation of Fresh Foods, enforceable against Fresh Foods in accordance with its terms.

         13. Fresh Foods Securities. Connor represents and warrants to Fresh Foods that, other than the shares of Fresh Foods common stock that he has unconditionally contracted to sell to James C. Richardson, Jr., neither he nor any of the Connor Entities beneficially owns any shares of common stock or other securities issued by Fresh Foods. Connor covenants and agrees with Fresh Foods that neither he nor any of the Connor Entities will at any time hereafter purchase or otherwise acquire (so as to beneficially own) any security issued by Fresh Foods.

         14. Certain Definitions. As used in this Agreement: (a) a person's "affiliate" is a second person controlled, directly or indirectly, by the first person; (b) a person's "related party" is a second person related (by blood or marriage) to the first person, a trust as to which the first person was or is a settlor, trustee or beneficiary or a corporation, partnership or other company as to which the first person was or is a shareholder, partner, member, officer, director or manager; and (c) the term "beneficially owns" derives its meaning from Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         15. Confidentiality; Covenant Not to Disparage. Each party covenants and agrees with the other not to disclose the existence or terms of this Agreement to any person at any time for any purpose, except that (a) either party may make such disclosures confidentially to the party's lawyers and accountants in connection with the rendition of their professional services and
(b) Fresh Foods may make such disclosures as it deems to be required by applicable securities laws. Each party represents and warrants to the other that the one party knows of no unlawful conduct by the other. Each party covenants and agrees with the other not to disparage the reputation of the other.

         16. Change of Control. If a Change in Control of the Company shall occur before the expiration of this Agreement, then Fresh Foods shall pay to Connor, by bank check or other good funds on the Change in Control Date, the entire unpaid portion of the $1,000,000 amount otherwise due to be paid to Connor in annual installments over the five-year term of this Agreement pursuant to Section 5(a) of this Agreement. As used herein, the terms "Change in Control of the Company" and "Change in Control Date" shall have the meanings assigned to them in that certain Amended and Restated Change in Control Agreement between David R. Clark and Fresh Foods as in effect at the date hereof.

         17. Attorneys' Fees. Should it become necessary for Fresh Foods to institute legal proceedings as a result of a breach of any terms or covenants contained in this Agreement, Fresh Foods shall, if it is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to it, either at law or in equity. Should it become necessary for Connor to institute legal proceedings as a result of a breach of any terms or covenants contained in this Agreement, Connor shall, if he is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to him, either at law or in equity.

         18. Severability. The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, as determined by a court of competent jurisdiction, shall not affect the remaining portions of this Agreement, or any part thereof; and, in case of any such illegality, unenforceability or invalidity, this Agreement shall be construed as if such covenants, phrases, clauses, sentences or paragraphs, to the extent and only to the extent determined to be illegal, unenforceable or invalid, had not been inserted.

         19. Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

         20. Entire Agreement. This Agreement evidences the entire agreement among the parties and their privies relative to the subject matter covered hereby and supersedes all prior or contemporaneous oral or written agreements among any or all of them.

         21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws thereof.

         22. Notices. Any notice that may be given hereunder shall be in writing and shall be deemed to have been given on the earlier to occur of (a) actual receipt or (b) the second business day after the same shall have been mailed by certified mail, postage prepaid, return receipt requested, to the parties at the addresses listed below:

         If to Fresh Foods:              Fresh Foods, Inc.
                                         P.O. Box 3967
                                         Hickory, NC 28603
                                         Attention: David R. Clark

         If to Connor:                   Mr. Charles F. Connor, Jr.
                                         3238 West Main Street
                                         Claremont, NC 28610

or, in any case, to such other address as the party to whom or to which such notice is to be given shall have specified by notice given to the other parties.

         23. Successors, Heirs and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.

         24. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                     FRESH FOODS, INC.


                                     By: /s/ David R. Clark
                                         ---------------------------------------
                                         David R. Clark
                                         Vice Chairman of the Board of Directors


                                     CONNOR:


                                     /s/ Charles F. Connor, Jr.           (SEAL)
                                     -------------------------------------
                                     Charles F. Connor, Jr.,
                                         on behalf of himself and the
                                         Connor Entities referred to above